Exhibit 10.3

Executive EMPLOYMENT AGREEMENT

This Executive Employment Agreement (the “Agreement”) is entered into as of April 16, 2014 (the “Effective Date”) between RegeneRx Biopharmaceuticals, Inc., a Delaware corporation (the “Company”), and Dane Saglio (the “Executive”).

Recitals

Whereas, the parties previously entered into an amended Consulting Agreement effective January 1, 2014 and now desire to enter into an Executive Employment Agreement;

Whereas, Executive possesses substantial knowledge and experience with respect to the Company’s business; and

Whereas, the Company desires to continue to employ Executive to have the benefits of his expertise and knowledge and Executive, in turn, desires to remain in employment with the Company;

Now, Therefore, in consideration of the mutual covenants and representations contained in this Agreement, the Company and Executive agree as follows:

Agreement

1.           Employment Of Executive; Position. The Company agrees to employ Executive and Executive agrees to be employed by the Company as the Chief Financial Officer subject to the terms and conditions of this Agreement. In connection therewith, Executive shall devote his best efforts, experience and judgment and sufficient business time and attention to fully discharge his duties and responsibilities, to the business of the Company.

2.           Term Of Employment And Renewal. The term of Executive’s employment hereunder is for an initial term of one (1) year from April 1, 2014 (the “Initial Term”). Subject to the provisions of Section 13 of this Agreement, the Initial Term of this Agreement has been and shall be automatically extended for successive one (1) year periods (each a “Renewal Period”) unless the Company or Executive gives written notice to the other at least thirty (30) days prior to the expiration of a Renewal Period, of such party’s election not to extend this Agreement. References herein to the “Term” shall mean the Initial Term as it may be so extended by one or more Renewal Periods. The last day of the Term is the “Expiration Date.”

3.           Duties. During the Term, Executive shall serve in an executive capacity and shall perform such duties and responsibilities as are customarily associated with his position and such other duties not inconsistent with his title and position and as may be assigned to him by the Company. Executive shall act in conformity with the written and oral policies of the Company and within the limits, budgets, business plans and instructions as set by its Board of Directors (the “Board”). Executive shall be subject to the authority of the Board and the Company’s duly appointed officers.

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4.           Place Of Employment. Executive acknowledges that the Company’s offices and headquarters are currently located in the County of Montgomery, State of Maryland and that shall be the initial site of Executive’s employment.

5.           Other Employment Policies. The employment relationship between the parties shall also be governed by the general employment policies and practices of the Company, including those relating to protection of confidential information and assignment of inventions, except that when the terms of this Agreement differ from or are in conflict with the Company’s general employment policies or practices, this Agreement shall control.

6.           Compensation.

6.1           Base Salary. Executive shall receive an annual base salary of One Hundred Twenty Thousand U.S. Dollars (US$ 120,000) (the “Base Salary”), subject to standard federal and state payroll withholding requirements. The Base Salary shall be payable in equal periodic installments which are not less than on a monthly basis. The Base Salary shall not be adjusted downward without the written consent of Executive, except in a circumstance which is part of a general reduction or other concessionary arrangement affecting all employees or affecting senior executive officers. Base salary for executive to be effective as of April 16, 2014.

6.2           Bonus. Executive shall be eligible to receive an annual bonus in such amount as shall be determined in the sole discretion of the Board.

7.           Stock.

7.1           Stock Options. To date, Executive has been granted options (the “Options”) to purchase shares of the Company’s common stock pursuant to the Company’s 2010 Stock Option and Incentive Plan (“Plan”). Additionally, and from time to time at the sole discretion of the Company’s Board, the Company may make additional stock option awards to Executive (the “Additional Options”). Subject to the provisions below regarding accelerated vesting of option grants, the specific terms and conditions of the Option and any Additional Options will be as set forth in the Plan, and any stock option agreement between Executive and the Company.

7.2           Acceleration Clause For Stock Vesting. In the event of (a) Executive’s termination from employment without Cause as that term is defined in Section 13.2 of this Agreement; or (b) a Change of Control event as is set forth under Section 12.1 of this Agreement, all of Executive’s Options and any Additional Options shall be immediately vested and become exercisable in full. Additionally, and without in any way limiting the foregoing, Executive's Options and any Additional Options will also become immediately vested and become exercisable in full in the event of a "Change of Control" (or any similar term provided for in the Applicable Plan) as defined under the terms of the equity plan (the "Applicable Plan") pursuant to which such option was granted.

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8.           Benefits. Executive shall be entitled to (i) participate in and receive all standard employee benefits under applicable Company welfare benefits plans and programs (if and when such benefits are established by the Company) to the same extent as other senior executives of the Company; (ii) participate in all applicable incentive plans, including stock option, stock, bonus, savings and retirement plans provided by the Company (if and when such plans are established by the Company), which are offered to senior executive officers in the Company (provided, however, that the Company is not obligated to award any particular type or amount of equity to Executive); (iii) receive such perquisites as the Company may establish from time to time which are commiserate with Executive’s position and comparable to those received by other senior executives of the Company; (iv) paid vacation of at least four (4) weeks per annum; and (v) holidays, leaves of absence and leaves for illness and temporary disability in accordance with the policies of the Company and federal, state and local law. At the time this contract is executed the Company does not have a health insurance plan, therefore the Company shall reimburse the Executive for health or life insurance premiums up to $400 per month. If in the future the Company does offer health insurance to employees, Executive will have the option of joining the Company sponsored plan or continue to receive reimbursement for health insurance premiums up to $400 per month. To the extent required by the Internal Revenue Code of 1986, as amended, insurance payments made by the Company on behalf of Executive or reimbursed by the Company shall be taxable and subject to applicable withholding.

9.           Outside Activities.

9.1           Other Employment/Enterprise. Except with the prior written consent of the Company’s Board, Executive will not while employed by the Company undertake or engage in any other employment, occupation or business enterprise, other than ones in which Executive is a passive investor, provided however, that Executive may engage in limited consulting arrangements as long as such consulting arrangements do not adversely impact Executive’s performance or responsibilities for the Company and are not in competition or conflict with the Company’s research, services, or products, in the sole opinion of the Company. Executive will inform the Company of the scope of any such consulting engagements prior to engaging in such work and provide written updates whenever there is a change in the consulting services or annually, whichever occurs first as to the status of all such engagements. Executive may engage in civic and not-for-profit activities or serve as a member of a not-for-profit or for-profit board of directors so long as such activities do not materially interfere or conflict with the performance of his duties hereunder.

9.2           Conflicting Interests. Except as permitted by Section 9.3, while employed by the Company, Executive agrees not to acquire, assume or participate in, directly or indirectly, any position, investment or interest known by him to be adverse or antagonistic to the Company, its business or prospects, financial or otherwise.

9.3           Competing Enterprises. While employed by the Company, except on behalf of the Company, Executive will not directly or indirectly, whether as an officer, director, stockholder, partner, proprietor, associate, representative, consultant, or in any capacity whatsoever engage in, become financially interested in, be employed by or have any business connection with any other person, corporation, firm, partnership or other entity whatsoever which are known by him to compete directly with the Company, throughout the world, in any line of business engaged in (or planned to be engaged in) by the Company; provided, however, that anything above to the contrary notwithstanding, he may own, as a passive investor, securities of any public competitor corporation, so long as his direct holdings in any one such corporation shall not in the aggregate constitute more than 1% of the voting stock of such corporation.

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10.         Proprietary Information, Nonsolicitation, Noncompetition And Inventions Assignment Obligations. As a condition of employment, Executive agrees to execute and abide by the Proprietary Information, Nonsolicitation, Noncompetition and Inventions Assignment Agreement attached as Exhibit A to this Agreement.

11.         Former Employment.

11.1         No Conflict With Existing Obligations. Executive represents that his performance of all the terms of this Agreement and as an employee of the Company does not and will not breach any agreement or obligation of any kind made prior to his employment by the Company, including agreements or obligations he may have with prior employers or entities for which he has provided services or any such agreements in the future as define in Section 9.1 of this Agreement. Executive has not entered into, and agrees he will not enter into, any agreement or obligation either written or oral in conflict herewith.

11.2         No Disclosure Of Confidential Information. If, in spite of the second sentence of Section 11.1, Executive should find that confidential information belonging to any former employer might be usable in connection with the Company’s business, Executive will not intentionally disclose to the Company or use on behalf of the Company any confidential information belonging to any of Executive’s former employers (except in accordance with agreements between the Company and any such former employer); but during Executive’s employment by the Company he will use in the performance of his duties all information which is generally known and used by persons with training and experience comparable to his own and all information which is common knowledge in the industry or otherwise legally in the public domain.

12.         Change Of Control.

12.1         Definition. “Change of Control” shall be deemed to occur upon any of the following events:

(a)          the sale of all or substantially all of the assets of the Company to an unrelated person or entity;

(b)          a merger, reorganization or consolidation in which the holders of the Company’s outstanding voting power immediately prior to such transaction do not own a majority of the outstanding voting power of the surviving or resulting entity, or its parent corporation, immediately upon completion of such transaction;

(c)          the sale of all of the capital stock of the Company to an unrelated person or entity;

(d)          if any individual, firm, corporation, or other entity, or any group (as defined in Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”, other than (1) a trustee or other fiduciary holding securities of the Company under an employee benefit plan of the Company or (2) Executive, becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of (A) the outstanding shares of common stock of the Company, or (B) the combined voting power of the Company’s then-outstanding securities entitled to vote generally in the election of directors, or

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(e)          any other transaction in which the owners of the Company’s outstanding voting power prior to such transaction do not own at least a majority of the outstanding voting power of the relevant entity after the transaction, in each case, regardless of the form thereof.

In all cases, the determination of whether a Change of Control has occurred shall be made in accordance with Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), and the regulations, notices, and other guidance of general applicability issued thereunder.

12.2         Severance.

(a)          In the event that Executive’s employment with the Company is involuntarily terminated within 12 months after a Change of Control event, as defined in Section 12.1, or within 12 months after a Change of Control event Executive resigns his employment for “Good Reason” as defined in Section 13.5, then the Company shall (i) pay to Executive on the Release Effective Date (as defined below), in a lump sum cash payment, an amount equal to his annual Base Salary in effect on the date of his termination from employment, less any applicable federal and state taxes and withholdings, and (ii) to the extent that Executive is eligible for and participates in a Company sponsored health insurance plan the Company shall pay or reimburse Executive for the amount of any insurance premiums for a twelve-month period beginning on the Release Effective Date, but these payments shall be limited to the amount of the premiums being paid by the Company for Executive’s coverage or the amount being reimbursed for insurance premiums immediately prior to the date of his termination from employment; provided, however, that if the Company determines, in its sole discretion, that the payment of the insurance premiums would result in a violation of the nondiscrimination rules of Code Section 105(h)(2) or any statute or regulation of similar effect (including but not limited to the 2010 Patient Protection and Affordable Care Act, as amended by the 2010 Health Care and Education Reconciliation Act), or if otherwise required by the Code, then the Company may, in its sole discretion, elect to pay Executive on the first day of each month during such twelve-month period a fully taxable cash payment equal to the insurance premiums for that month, subject to applicable tax withholdings, which Executive may, but is not obligated to, use toward the cost of health insurance coverage. To receive any severance pay and benefits pursuant to this Section 12.2(a) (collectively, the “Change of Control Severance”) (other than Accrued Compensation, as defined below), Executive shall first be required to execute and deliver to the Company a valid and fully effective general waiver and release of any claims against the Company, its affiliates, officers, directors, agents and employees in a form satisfactory to the Company, in accordance with the provisions of the Older Workers’ Benefit Protection Act, as amended (the “General Release”). The date upon which the General Release is executed and delivered to the Company, and can no longer be revoked, is referred to as the “Release Effective Date.”

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(b)          In the event the Executive’s employment is terminated without Cause, as defined in Section 13.1 of this Agreement, the Company shall pay Executive on the Release Effective Date, severance pay (“Severance Pay”) as follows: (i) a lump sum payment in an amount equal to one-half of the Executive’s then annual base salary if within the first anniversary date of this Agreement; or (ii) a lump sum payment in an amount equal to three-fourths of the Executive’s then annual base salary if within the first anniversary date and second anniversary date of this Agreement; or (iii) a lump sum payment in an amount equal to the Executive’s then annual base salary if any time after the second anniversary date of this Agreement, less all federal and state withholdings. To receive such payment, the Executive will be required to execute a general release of liability with the Company substantially in the form attached hereto as Exhibit B (and as may be amended or modified prior to execution by the Company to comply with changing laws or legal norms) on or before the effective date of termination (the “General Release”). To the extent that Executive is eligible for and participates in a Company sponsored health insurance plan the Company shall pay or reimburse Executive for the amount of any insurance premiums for a twelve-month period beginning on the Release Effective Date, but these payments shall be limited to the amount of the premiums being paid by the Company for Executive’s coverage or the amount being reimbursed for insurance premiums immediately prior to the date of his termination from employment; provided, however, that if the Company determines, in its sole discretion, that the payment of the insurance premiums would result in a violation of the nondiscrimination rules of Code Section 105(h)(2) or any statute or regulation of similar effect (including but not limited to the 2010 Patient Protection and Affordable Care Act, as amended by the 2010 Health Care and Education Reconciliation Act), or if otherwise required by the Code, then the Company may, in its sole discretion, elect to pay Executive on the first day of each month during such twelve-month period a fully taxable cash payment equal to the insurance premiums for that month, subject to applicable tax withholdings, which Executive may, but is not obligated to, use toward the cost of health insurance coverage (the “Severance Benefits,” and together with the Severance Pay, “Severance”).

(c)          By no later than two weeks after the date of Executive’s termination from employment under this Section (or earlier if required by applicable law or the Company’s policies), the Company shall pay to Executive any Accrued Compensation. “Accrued Compensation” shall mean any Base Salary owed to Executive for services performed before the date of his termination from employment, any bonuses earned, if any, for bonus periods that have concluded prior to the date of his termination (and not including bonuses for the period in which Executive’s termination occurs, unless otherwise provided by the Company in its discretion), or any unused vacation or personal time in accordance with the applicable policies of the Company.

13.         Termination. The parties acknowledge that Executive’s employment with the Company is at-will. The provisions of Sections 13.1 through 13.5 govern the amount of compensation, if any, to be provided to Executive upon termination of employment in circumstances other than those governed by Section 12 above and do not alter this at-will status.

13.1         Termination By The Company Without Cause.

(a)          The Company shall have the right to terminate Executive’s employment with the Company at any time without Cause (as that term is defined in Section 13.2) by giving notice as described in Section 13.7 of this Agreement. Termination of employment on account of Executive’s death or inability to perform his duties shall be governed by Section 13.4 below.

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(b)          In the event Executive’s employment is terminated without Cause, he shall receive any Accrued Compensation, and shall be entitled to receive the Severance under the terms of Section 12.2(b) above.

13.2         Termination by Company for Cause.

(a)          The Company, by action of its Board, may terminate Executive’s employment under this Agreement for Cause at any time by giving notice as described in Section 13.7 of this Agreement.

(b)          “Cause” for termination means: (i) refusal, failure or neglect to perform the material duties of his employment under this Agreement (other than by reason of Executive’s physical or mental illness or impairment); (ii) willful dishonesty, fraud, embezzlement or misconduct with respect to the business or affairs of the Company; (iii) indictment or conviction of a felony or of any crime involving dishonesty or moral turpitude; or (iv) Executive’s refusal to abide by or comply with the directives of the Board so long as those directives are lawful and ethical.

(c)          In the event Executive’s employment is terminated at any time with Cause, he will not receive any Severance or Change of Control Severance under Section 12.2 or otherwise, or any additional compensation other than his Accrued Compensation, if any.

13.3         Voluntary Termination By Executive.

(a)          Executive may voluntarily terminate his employment with the Company at any time by giving notice as described in Section 13.7.

(b)          In the event Executive voluntarily terminates his employment (other than for Good Reason after a Change of Control event or for Good Reason as that term is defined in Section 13.5 below), he will not receive any Severance or Change of Control Severance under Section 12.2 or otherwise, or any additional compensation other than his Accrued Compensation, if any.

13.4         Termination for Inability to Regularly Perform Duties.

(a)          This Agreement shall terminate automatically in the event of Executive’s death. The Company may terminate Executive’s employment in the event of his illness, disability or other incapacity in such a manner that Executive is rendered unable to perform the essential duties of his position, with or without a reasonable accommodation for more than either One hundred twenty (120) consecutive days or more than a total of one hundred eighty (180) days in any consecutive twelve (12) month period, unless otherwise prohibited by any applicable federal, state, or local law or ordinance.

(b)          The determination regarding whether Executive is unable regularly to perform his duties under (a) above shall be made by a doctor mutually acceptable to Executive and the Company. Executive’s inability to be physically present on the Company’s premises shall not constitute a presumption that Executive is unable to perform such duties.

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(c)          In the event Executive’s employment is terminated because of his death or inability to regularly perform his duties as described in Section 13.4(a), the termination shall be deemed a termination of Executive’s employment without Cause and Executive shall be entitled to receive the Severance under the terms of Section 12.2(b).

13.5         Resignation By Executive For Good Reason. Executive may resign his employment for “Good Reason” by giving notice as described in Section 13.7 of this Agreement.

(a)          “Good Reason” is defined as (i) a material change in Executive’s function, duties, or responsibilities with the Company, which change would cause Executive’s position to become one of lesser responsibility, importance, or scope from the position and attributes thereof, unless consented to by Executive, (ii) a relocation of Executive’s principal place of employment by more than 60 miles from its location at the effective date of this Agreement, unless consented to by Executive, (iii) a material reduction in the benefits and perquisites to Executive from those being provided as of the effective date of this Agreement, unless consented to by Executive, or (iv) any material failure by the Company to pay or provide the compensation and benefits under this Agreement except any such circumstance which is part of a general reduction or other concessionary arrangement affecting all employees or affecting senior executive officers. In each such event listed in (i) through (iv) above, Executive shall give the Company notice thereof by no later than ninety (90) days after the initial occurrence of the event or condition allegedly constituting Good Reason which shall specify in reasonable detail the circumstances constituting Good Reason. There shall be no Good Reason with respect to any such event or condition cured by the Company within thirty (30) days after such notice. If the Company fails to cure such event or condition within this thirty (30) day period, Executive must terminate employment under this provision within ninety (90) days after the cure period has expired (and thereafter Executive may no longer terminate his employment for a Good Reason based upon the event or condition that was not cured).

(b)          In the event of Executive’s resignation for a Good Reason the resignation shall be deemed a termination of Executive’s employment without Cause and Executive shall be entitled to receive Severance or the Change of Control Severance, as the case may be, under the terms of Section 12.2.

13.6         Non-renewal of the Agreement. Non-renewal of this Agreement initiated by the Company in accordance with Section 2 above resulting in the termination of Executive’s employment by the Company, or resulting in Executive’s demotion, shall be deemed a termination of Executive’s employment without Cause and Executive shall be entitled to receive Severance under the terms of Section 12.2(b). If Executive initiates a non-renewal of this Agreement in accordance with Section 2 above, he shall not be entitled to any Severance or Change of Control Severance, as the case may be, from the Company.

13.7         Notice; Effective Date of Termination. Termination of Executive’s employment pursuant to this Agreement shall be effective on the earliest of:

(a)          thirty (30) days after Executive, for any reason, gives written notice to the Company of his termination;

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(b)          thirty (30) days after the Company, without Cause, gives written notice to Executive of his termination, including for his inability to perform services for a reason other than death; Executive will receive compensation through the 30-day notice period. However, the Company reserves the right to require that Executive not perform any services or report to work during the 30-day notice period.

(c)          immediately upon the Company giving written notice to Executive of his termination for Cause.

(d)          immediately upon Executive giving written notice to the Company of his termination for a Good Reason (and after the cure period has expired).

Any notices provided hereunder must be in writing and shall be deemed effective upon the earlier of personal delivery (including personal delivery by hand, telecopier, or telex) or the third day after mailing by first class mail, to the Company at its primary office location and to Executive at his address as listed on the Company payroll.

14.         Application of Section 409A. Notwithstanding anything to the contrary set forth herein, any payments and benefits provided under this Agreement that constitute “deferred compensation” within the meaning of Section 409A of the Internal Revenue Code of 1986, as amended (“Code”) and the regulations and other guidance thereunder and any state law of similar effect (collectively, “Section 409A”) shall not commence in connection with the Executive’s termination of employment unless and until the Executive has also incurred a Separation From Service, unless the Company reasonably determines that such amounts may be provided to the Executive without causing him to incur the additional 20% tax under Section 409A.

It is intended that each installment of Severance or Change of Control Severance provided for in this Agreement is a separate “payment” for purposes of Treasury Regulation Section 1.409A-2(b)(2)(i). For the avoidance of doubt, it is intended that the Severance and Change of Control Severance set forth in this Agreement satisfy, to the greatest extent possible, the exceptions from the application of Section 409A provided under Treasury Regulation Sections 1.409A-1(b)(4) and 1.409A-1(b)(9).

If the Company (or, if applicable, the successor entity thereto) determines that any payments or benefits constitute “deferred compensation” under Section 409A and the Executive is, on the termination of service, a “specified employee” of the Company or any successor entity thereto, as such term is defined in Section 409A(a)(2)(B)(i) of the Code, then, solely to the extent necessary to avoid the incurrence of the adverse personal tax consequences under Section 409A, the timing of the payments and benefits shall be delayed until the earlier to occur of: (a) the date that is six months and one day after the Executive’s Separation From Service, or (b) the date of the Executive’s death (such applicable date, the “Specified Employee Initial Payment Date”). On the Specified Employee Initial Payment Date, the Company (or the successor entity thereto, as applicable) shall (i) pay to the Executive a lump sum amount equal to the sum of the payments and benefits that the Executive would otherwise have received through the Specified Employee Initial Payment Date if the commencement of the payment of such amounts had not been so delayed pursuant to this Section and (ii) commence paying the balance of the payments and benefits in accordance with the applicable payment schedules set forth in this Agreement.

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The Company’s obligations to make any reimbursements or provide in-kind benefits to Executive shall be subject to the following restrictions: (a) Executive must provide documentation of any reimbursable expenses in accordance with the Company’s then existing policies and procedures, (b) the expenses paid or reimbursed by the Company in one calendar year shall not affect the expenses paid or reimbursed in another calendar year, and (c) the reimbursement for any expenses shall be made within a reasonable period of time following the date on which the Company receives written documentation of the expense, provided that all expenses will be reimbursed on or before the last day of the calendar year following the calendar year in which the expense was incurred.

15.         Validity; Complete Agreement. This Agreement and its Exhibit constitute the entire agreement between Executive and the Company. This Agreement is the complete, final, and exclusive embodiment of their agreement with regard to this subject matter and supercedes any prior oral discussions or written communications and agreements. This Agreement is entered into without reliance on any promise or representation other than those expressly contained herein, and it cannot be modified or amended except in writing signed by an authorized officer of the Company.

16.         Waiver. If either party should waive any breach of any provisions of this Agreement, he or it shall not thereby be deemed to have waived any preceding or succeeding breach of the same or any other provision of this Agreement.

17.         Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, but this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provisions had never been contained herein.

18.         Amendment. This Agreement shall not be modified or amended except by written agreement of the parties hereto.

19.         Choice Of Law; Jurisdiction. This Agreement shall be governed by and construed in accordance with the law of the State of Maryland regardless of the choice of law provisions of the State of Maryland or any other jurisdiction. The Parties consent to the exclusive jurisdiction of the federal and state courts in Maryland.

20.         Arbitration Of Disputes. Any controversy or claim arising out of this Agreement or any aspect of Executive’s relationship with the Company including the cessation thereof shall be resolved by arbitration in accordance with the then existing Employment Dispute Resolution Rules of the American Arbitration Association, in Montgomery County, Maryland, and judgment upon the award rendered may be entered in any court having jurisdiction thereof. The parties shall split equally the costs of arbitration, except that each party shall pay its own attorneys’ fees. The parties agree that the award of the arbitrator shall be final and binding.

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21.         Indemnification. During the term of this Agreement, Executive shall be entitled to coverage under any liability insurance procured by Company to the same extent as other senior executives at the Company.

22.         Counterpart. This Agreement may be executed in any number of counterparts, all of which shall be considered one and the same agreement.

23.         Delay; Partial Exercise. No failure or delay by any party in exercising any right, power or privilege under this Agreement shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

24.         Successors And Assigns. This Agreement is intended to bind and inure to the benefit of and be enforceable by Executive and the Company, and their respective successors, assigns, heirs, executors and administrators, except that Executive may not assign any of his duties hereunder and he may not assign any of his rights hereunder without the written consent of the Company, which shall not be withheld unreasonably.

25.         Advice Of Counsel. Executive and the Company hereby acknowledge that each party has had adequate opportunity to review this Agreement, to obtain the advice of counsel with respect to this Agreement, and to reflect upon and consider the terms and conditions of this Agreement. The parties further acknowledge that each party fully understands the terms of this Agreement and has voluntarily executed this Agreement.

26.         Headings. The headings of the sections hereof are inserted for convenience only and shall not be deemed to constitute a part hereof nor to affect the meaning thereof.

27.         Survival. Provisions of this Agreement which must survive the termination of this Agreement in order to effectuate the intent of the parties, including, but not limited to, Sections 10, 12.2 and 13, shall continue in effect after the termination of the Agreement for a sufficient period of time under the circumstances to effectuate the parties’ intent.

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In Witness Whereof, the parties hereto have caused this Agreement to be executed as of the day and year first written above.

“Executive”

Dane Saglio

/s/ Dane Saglio
By: Dane Saglio

“The Company”

RegeneRx Biopharmaceuticals, Inc.

/s/ J. J. Finkelstein
By: J.J. Finkelstein
Chief Executive Officer